UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 3, 2007 (September 28, 2007)
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0001-338613 (Commission File Number)	16-1731691 (IRS Employer Identification No.)

1700 Pacific, Suite 2900 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Any capitalized terms included herein without definition have the meaning ascribed to them in the Credit Facility (as described below), which is filed as Exhibit 4.1 to our Current Report on Form 8-K dated August 14, 2006.
          On September 28, 2007, Regency Energy Partners LP (the “Partnership”) announced that its wholly owned subsidiary, Regency Gas Services LP (“Regency Gas Services”), entered into an amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement dated as of August 15, 2006 among Regency Gas Services, as borrower, the Partnership and the other guarantors named therein, the joint lead arrangers and joint book managers, the administrative agent, the syndication agent, the collateral agent and the lenders (all as named therein) (the “Credit Facility”). The Amendment (a) increases the amount of Revolving Commitments from $250 million to $500 million and (b) allows the Borrower, by 10 Business Days’ written notice to the administrative agent, to request an additional $250 million in Revolving Commitments.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements. None.
(b) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment Agreement No. 3 to the Fourth Amended and Restated Credit Agreement dated September 28, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	REGENCY GP LP, its General Partner

By:	REGENCY GP LLC, its General Partner
By:	/s/ William E. Joor III
William E. Joor III
Executive Vice President Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment Agreement No. 3 to Fourth Amended and Restated Credit Agreement dated September 28, 2007.